Exhibit 99.1     Press Release dated April 24, 2003

For more information contact:

Russ Knittel Synaptics Incorporated 408-434-0110x140 russk@synaptics.com	Jennifer Jarman the blueshirt group 415-217-7722 jennifer@blueshirtgroup.com

Synaptics Reports Third Fiscal Quarter Financial Results

April 24, 2003 – San Jose, CA – Synaptics (Nasdaq: SYNA), a leader in touch pads and other human interface solutions for mobile computing and communications devices, today reported financial results for the third fiscal quarter ended March 31, 2003.

Net revenue for the third quarter of fiscal 2003 was $26.1 million compared to $24.4 million for the third quarter of the prior fiscal year. Actual (GAAP) net income for the third quarter of fiscal 2003 was $2.1 million, or $0.09 per basic share and $0.08 per diluted share. This compares with GAAP net income of $2.4 million, or $0.14 per basic share and $0.10 per diluted share, for the third quarter of fiscal 2002.

Pro forma net income for the third fiscal quarter, excluding non-cash charges related to the amortization of intangibles and deferred stock-based compensation, was $2.2 million, or $0.09 per basic and diluted share. This compares to pro forma net income of $2.6 million, or $0.15 per basic share and $0.11 per diluted share, for the third quarter of the prior fiscal year.

“We are pleased to report both sequential growth in revenue and profits as well as a return to year-over-year revenue growth,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “Our results reflect solid execution in what is still a challenging business environment and in a quarter that historically is seasonally down. Innovation and design activity in the notebook market remains strong, and we have more than doubled our revenue contributions from our new market initiatives through the first nine-months of this fiscal year.”

Russ Knittel, Synaptics’ Chief Financial Officer, added, “We enter our fourth fiscal quarter with a strong backlog and anticipate sequential revenue growth of up to four percent. We expect this upside to be driven primarily by shipments into the new markets, as industry estimates call for flat to slightly down notebook shipments. While new design activity in the notebook market remains highly competitive, our current visibility points to continued sequential revenue growth in the September quarter.”

About Synaptics Incorporated
Synaptics develops advanced interface solutions for products as diverse as notebook and desktop computers, mobile computing and communications devices, automotive applications, and security solutions. Synaptics’ products include TouchPad™, the industry standard notebook pointing device; ClearPad™, a capacitive touch screen solution; TouchStyk™, a modular and capacitive pointing stick solution; Spiral®, an inductive, proximity sensing pen input system; and QuickStroke®, a proprietary Chinese handwriting recognition software. More information about Synaptics can be found on the World Wide Web at www.synaptics.com.

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe-harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ revenue expectations, earnings expectations, cash flow expectations, and competitive position in both notebook computers and new market initiatives. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to (a) market demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ products, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, and (d) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the Company’s 10-K for the fiscal year ended June 30, 2002. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

Synaptics discloses pro forma or non-GAAP measures of net income and earnings per share. Synaptics believes that this pro forma information provides greater comparability regarding its ongoing operating performance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States (“U.S. GAAP”), such as net income and earnings per share. These pro forma measures are unlikely to be comparable to pro forma information provided by other companies. In accordance with SEC regulations, reconciliation of the Synaptics U.S. GAAP information to the pro forma information is provided in the table attached. We will also make available on the investor relations page of our web site at www.synaptics.com this press release, a replay of the Webcast, and a reconciliation of the difference between the GAAP and non-GAAP financial measures.

(Tables to Follow)

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2003	2002	2003	2002

Net revenue	$26,103	$24,421	$72,479	$74,392
Cost of revenue	15,385	14,197	41,745	44,180

Gross margin	10,718	10,224	30,734	30,212
Operating expenses
Research and development	4,942	4,072	15,077	11,880
Selling, general, and administrative	2,715	2,351	7,957	7,451
Amortization of intangible assets	—	29	40	104
Amortization of deferred stock compensation	137	121	363	363

Total operating expenses	7,794	6,573	23,437	19,798

Operating income	2,924	3,651	7,297	10,414
Interest income	259	151	815	232
Interest expense	(35)	(43)	(121)	(156)

Income before income taxes	3,148	3,759	7,991	10,490
Provision for income taxes	1,079	1,321	2,877	3,663

Net income	$2,069	$2,438	$5,114	$6,827

Net income per share:
Basic	$0.09	$0.14	$0.22	$0.66

Diluted	$0.08	$0.10	$0.21	$0.31

Shares used in computing net income per share:
Basic	23,537	17,653	23,407	10,329

Diluted	25,125	24,422	24,869	21,720

Pro forma results (unaudited)
Reported net income	$2,069	$2,438	$5,114	$6,827
Pro forma adjustments:
Amortization of goodwill and other acquired intangible assets	—	29	40	104
Amortization of deferred stock compensation	137	121	363	363

Pro forma net income	$2,206	$2,588	$5,517	$7,294

Pro forma earnings per share
Basic	$0.09	$0.15	$0.24	$0.71

Diluted	$0.09	$0.11	$0.22	$0.34

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	June 30,
	2003	2002
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$38,584	$45,491
Short term investments	34,314	19,689
Accounts receivable, net of allowances of $210 and $200 at March 31, 2003 and June 30, 2002, respectively	14,152	13,242
Inventories	5,782	5,867
Prepaid expenses and other current assets	3,745	2,964

Total current assets	96,577	87,253

Property and equipment, net	1,870	2,043
Goodwill	765	765
Other acquired intangible assets, net	—	40
Other assets	270	280

Total assets	$99,482	$90,381

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,806	$5,867
Accrued compensation	2,383	2,161
Accrued warranty	1,002	1,002
Income taxes payable	3,050	2,646
Other accrued liabilities	2,343	1,814
Capital leases and equipment financing obligations	286	445

Total current liabilities	15,870	13,935
Capital leases and equipment financing obligations, net of current portion	55	259
Note payable to a related party	1,500	1,500
Other liabilities	741	684
Commitments and contingencies
Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 60,000,000 shares authorized; 23,567,455 and 23,182,757 shares issued and outstanding, respectively	24	23
Additional paid in capital	77,294	75,013
Deferred stock compensation	(1,339)	(1,085)
Notes receivable from stockholders	(755)	(876)
Retained earnings	5,979	865
Accumulated other comprehensive income	113	63

Total stockholders’ equity	81,316	74,003

Total liabilities and stockholders’ equity	$99,482	$90,381